Exhibit 4.7

ALLIS-CHALMERS ENERGY INC.

Notice of Guaranteed Delivery
Relating to Shares Subscribed for Pursuant to
the Basic Subscription Right and Oversubscription Right

As set forth in Allis-Chalmers Energy Inc.’s (the “Company’s”) prospectus supplement, dated June 2, 2009, under the heading “The Offering — Guaranteed Delivery Procedures,” this form (or one substantially equivalent hereto) may be used as a means of effecting the subscription and payment for shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subscribed for pursuant to the basic subscription right and the oversubscription right. Such form may be delivered or sent by facsimile transmission, overnight delivery or first class mail to the American Stock Transfer & Trust Company (the “Subscription Agent”) and must be received prior to 5:00 p.m., New York City time, on June 19, 2009, the expiration date, unless extended by the Company in its sole discretion (as it may be extended, the “Expiration Date”).

The Subscription Agent is:
AMERICAN STOCK TRANSFER & TRUST COMPANY
Attention: Allis-Chalmers Energy Inc. Rights Offering

By mail or overnight courier:	By hand:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	New York, New York 10038
Brooklyn, New York 11219

By facsimile:
(718) 234-5001

To confirm facsimile delivery:
(718) 921-8317

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended), which may include (i) a commercial bank or trust company, (ii) a member firm of a domestic stock exchange or (iii) a savings bank or credit union, that completes this form must communicate the guarantee and the number of shares of Common Stock subscribed for pursuant to both the basic subscription right and the oversubscription right to the Subscription Agent, and the Subscription Agent must receive the full subscription price payment and this Notice of Guaranteed Delivery, guaranteeing delivery to the Subscription Agent of a properly completed and duly executed warrant certificate (“Warrant Certificate”), at or prior to the Expiration Date. The Warrant Certificate must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on June 24, 2009 (or, if the offer is extended, at or prior to 5:00 p.m., New York City time, on the third business day after the Expiration Date). Failure to timely and properly deliver this Notice of Guaranteed Delivery or to make the delivery guaranteed herein will result in a forfeiture of the rights.

This Notice of Guaranteed Delivery shall not be used to guarantee signatures. If a signature on the Warrant Certificate is required to be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) under the instructions to the Warrant Certificate, the signature guarantee must appear in the applicable space provided in the signature box on the Warrant Certificate.

GUARANTEE

The undersigned, an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) guarantees delivery to the Subscription Agent, at or prior to 5:00 p.m., New York City time, on June 24, 2009 (or, if the offer is extended, by the close of business on the third business day after the Expiration Date), of a properly completed and duly executed Warrant Certificate.

Broker Assigned Control #

ALLIS-CHALMERS ENERGY INC.

1. Basic Subscription Right

Number of Warrants exercised:		Warrants

Number of shares subscribed for pursuant to the basic subscription right for which you are guaranteeing delivery of the Warrant Certificate:		shares

Payment made in connection with basic subscription right:	$
(shares x $2.50, the subscription price)

2. Oversubscription Right

Number of shares subscribed for pursuant to the oversubscription right (not to exceed 32% of the number of shares purchased pursuant to the basic subscription right) for which you are guaranteeing delivery of the Warrant Certificate:
shares

Payment made in connection with oversubscription right:	$
(shares x $2.50, the subscription price)

3. Totals

Total number of shares subscribed for pursuant to the basic subscription right and oversubscription right for which you are guaranteeing delivery of the Warrant Certificate:		shares

Total payment made:	$

4. Method of Delivery (Check one):

☐ Through the Depository Trust Company (“DTC”)

☐ Direct to American Stock Transfer & Trust Company, as the Subscription Agent.

Please assign above a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery or any delivery through DTC.

Name of Firm

Authorized Signature

Name (please print or type)

Title

DTC Participant Number

Contact Name

Address

City, State, Zip Code

Phone Number

Date